EXHIBIT 99.1

AVI BIOPHARMA, INC.

STOCK OPTION AGREEMENT

Incentive Stock Option

This STOCK OPTION AGREEMENT is made between AVI BIOPHARMA, INC., an Oregon corporation (the “Company”), and                                   (the “Optionee”), pursuant to the Company’s 2002 Equity Incentive Plan (the “Plan”).  The Company and the Optionee agree as follows:

1.             Option Grant.  The Company hereby grants to the Optionee on the terms and conditions of this Agreement the right and the option (the “Option”) to purchase all or any part of                  shares of the Company’s Common Stock at a purchase price of $                 per share.  The terms and conditions of the Option grant set forth in attached Exhibit A are hereby incorporated into and made a part of this Agreement.  The Option is intended to be an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Time of Exercise of Option.   The Vesting Reference Date for this Option is                         ,             .  Until it expires or is terminated as provided in Sections 1 or 5 of Exhibit A, the Option may be exercised to purchase shares from time to time to purchase shares up to the following limits:

Years After Vesting Reference Date	Percentage Exercisable
one	34 percent
two	33 percent
three	33 percent

3.             Grant Date.  The Grant Date for this Option is                         ,             .  The Option shall continue in effect until the date             years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 1 or 5 of Exhibit A.

AVI BIOPHARMA, INC.		OPTIONEE
By:
[signature]
Title:
4575 SW Research Way
	Suite 200	[print name]
Corvallis, OR 97333

[address]